NONCOMPETITION AND NONSOLICITATION AGREEMENT
THIS NONCOMPETITION AND NONSOLICITATION AGREEMENT (this “Agreement”), dated as of January 22, 2021, but effective only as of the Effective Time (as defined in the Merger Agreement), is executed and delivered by Donn S. Lux (“Covenantor”), to and in favor of MGP Ingredients, Inc., a Kansas corporation (“Buyer”). Covenantor and Buyer are each referred to herein as a “Party” and, collectively as the “Parties.”
RECITALS
A.Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of January 22, 2021, London HoldCo, Inc., a Delaware corporation (“HoldCo”), will be merged (the “Merger”) with and into Buyer with Buyer continuing as the surviving corporation in the Merger as of the Effective Time.
B.On the Closing Date and immediately prior to the Merger, the Sellers (as defined in the Merger Agreement) shall contribute to HoldCo all of the equity interests of the Companies (as defined in the Merger Agreement).
C.Covenantor is a trustee and a beneficiary of certain of the Sellers and is also an employee, officer, director and/or manager of one or more of the Company Group Members (as defined in the Merger Agreement).
D.As part of the closing of the Merger Agreement, one or more trusts of which Covenantor is beneficiary will receive cash and stock of Buyer in exchange for the Shares.
E.Covenantor possesses extensive knowledge and experience, including but not limited to trade secrets and other confidential and proprietary information, regarding the business of the Companies.
F.The Merger Agreement required Covenantor to enter into this Agreement as of the date hereof, but to be effective only as of the Effective Time, agreeing not to engage in certain activities competitive with the Buyer, its Subsidiaries and the Company Group Members.
NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements set forth herein, Covenantor, intending to be legally bound, agrees as follows:
TERMS AND CONDITIONS
1.Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings given to such term in the Merger Agreement. For purposes of this Agreement:
(a)“Affiliate” means, with respect to any Person, all Persons directly or indirectly controlling, controlled by or under common control with such Person, where such control is exercisable by management authority, contract or equity interest; provided that for purposes of this Agreement, the term “Affiliate” shall not be construed to include the following: (i) the Andrew Broddon Lux Luxco Irrevocable Trust dated July 30, 2012 and (ii) the Philip Donn Lux Luxco Irrevocable Trust dated July 30, 2012 merely because such Person has authority to appoint, replace or remove a trustee.
(b)“Noncompetition Period” means five years after the Effective Date.
(c) “Restricted Business” means any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in by any Company Group Member as of the Effective Time or that competes with the business conducted by any Company Group Member as of the Effective Time, including the distilling, rectifying, bottling or selling brands of distilled spirits products or the exporting or importing of brands of distilled spirits products.
(d)“Restricted Territory” means each jurisdiction or territory in which any Company Group Member or Joint Venture has engaged in the Restricted Business at any time since January 1, 2020, including, without limitation, the jurisdictions or territories listed on Schedule 1.
2.Restrictive Covenants
(a)Nonsolicitation Covenant. During the Noncompetition Period, Covenantor shall not, and shall cause Covenantor’s Affiliates not to, directly or indirectly, solicit or induce or attempt to solicit or induce any employee, sales representative, agent or consultant of Buyer, its Subsidiaries or any Company Group Member or any supplier or other business contact of Buyer, its Subsidiaries or any Company Group Member to terminate their employment, representation or other association with Buyer, its Subsidiaries or such Company Group Member in the Restricted Territory.
(b)Noncompetition Covenant. Covenantor shall not, and shall cause Covenantor’s Affiliates not to, during the Noncompetition Period, in any manner, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or consult with or participate in any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in the Restricted Business in the Restricted Territory; provided, however, that the restrictions contained in this Section 2(b) shall not restrict the Covenantor from being a director of Buyer or the acquisition or continued ownership by Covenantor and his Affiliates, directly or indirectly, of (i) common stock of Buyer or (ii) less than five percent (5%) of the outstanding capital stock of any other publicly traded company engaged in a Restricted Business.
(c)Confidentiality Covenant. Covenantor shall not, and shall cause Covenantor’s Affiliates not to, directly or indirectly, at any time, (i) disclose, divulge or make accessible to any Person any Confidential Information, without the prior written consent of Buyer, or (ii) use any Confidential Information for such Covenantor’s or Covenantor’s Affiliate’s own account, for the account of any other Person, or to the detriment of Buyer or the Company Group Members or their respective Affiliates, without the prior written consent of Buyer. Upon request by Buyer, Covenantor shall deliver to Buyer all tangible embodiments relating to the Confidential Information that Covenantor possesses or has under Covenantor’s control.
(d)Non-Interference. During the Non-Competition Period, Covenantor shall not, and shall cause Covenantor’s Affiliates not to, induce or encourage any actual or prospective Distributor, supplier, lessor or licensor of any Company Group Member or of Buyer or their Affiliates to terminate or modify any such actual or prospective relationship in the Restricted Territory.
(e)Non-Disparagement. Covenantor and Covenantor’s Affiliates, on the one hand, and Buyer and its Affiliates, on the other hand, shall not, in any way, directly or indirectly, to any Person, criticize or disparage the performance, competency, integrity or ability of Buyer, Company Group Members and Covenantor, as applicable, and their respective Affiliates or any of their respective stockholders, members, partners, managers, trustees, directors, officers, employees, or representatives; provided, however, this Section 2(e) will not prohibit Covenantor, Buyer or their respective Affiliates from filing any documents, or making any statements in such documents, with any court in connection with a dispute arising from or relating to a violation of or failure to comply with the Merger Agreement.
(f)Covenantor shall not, and shall cause Covenantor’s Affiliates not to, directly or indirectly: (i) at any time after the Effective Date, for so long as any item of Intellectual Property of any Company Group Member that is owned by or exclusively licensed to any Company Group Member or Joint Venture on the Effective Date remains valid and enforceable, challenge the validity, enforceability, ownership, or scope of such item of Intellectual Property or Buyer’s rights with respect to such item of Intellectual Property; (ii) (A) at any time after the Effective Time, use, apply for or register any trademark, service mark, trade name, trade dress, or label design that is identical to any item of Intellectual Property used by any Company Group Member or Joint Venture on the Effective Date, or (B) at any time after the Effective Time, use, apply for or register any trademark, service mark, trade name, trade dress, or label design that is confusingly similar to any item of Intellectual Property of any Company Group Member or Joint Venture used by or owned, or exclusively licensed to, any Company Group Member on the Effective Date, in the case of clauses (A) and (B), for so long as any such item of Intellectual Property that is a trademark, service mark, trade name, trade dress, or label design or package design remains valid and enforceable, provided, that the Parties agree that with respect to any Action arising out of or relating to this clause (ii)(B), the standard to be applied in determining whether such trademark, service mark, trade name, trade dress, or label design is confusingly similar to any such item of Intellectual Property shall be the same as that applied under the federal Laws of the United States with respect to such matters, and such standard shall not be affected in any manner by the inclusion of this clause (ii)(B) in this Agreement.
(g)Acknowledgement and Relief. Covenantor acknowledges and agrees that the remedies at law available to Buyer for breach of any of any Covenantor’s obligations under this Agreement would be inadequate; therefore, in addition to any other rights or remedies that Buyer may have at law or in equity, Buyer shall be entitled to seek temporary and permanent injunctive relief in any proceeding that may be brought to enforce any provision contained in this Agreement, without the necessity of proof of actual damage. If it shall be judicially determined that Covenantor has violated any portion of this Agreement, then the Non-Competition Period shall automatically be extended by a period of time equal in length to the period during which such violation or violations occurred.
3.Representations and Warranties of Covenantor. Covenantor represents and warrants to Buyer, as of the date hereof that:
(a)Covenantor has the full right and legal capacity to execute and deliver this Agreement. This Agreement has been duly executed and delivered by Covenantor, constitutes a valid and binding obligation of Covenantor, and is enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar applicable Laws affecting or relating to the enforcement of creditors’ rights generally and the application of general principles of equity (regardless of whether that enforceability is considered in a proceeding at law or in equity).
(b)None of the execution, delivery or performance of this Agreement will directly or indirectly (i) result in any violation or breach (or an event which, after notice or lapse of time or both would constitute a default) of any Contract to which Covenantor is a party or by which Covenantor or any of its properties or assets are bound or (ii) result in a violation of any applicable Law to which Covenantor or any of its properties or assets are subject.
(c)No consent, notice, approval, order or authorization is required by or on behalf of Covenantor in connection with the execution, delivery and performance of this Agreement or for the validity or enforceability of this Agreement by or against Covenantor or any of its properties or assets.
4.Consents; Modifications. No consent, modification or waiver of any provision of this Agreement and no consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by each of Covenantor and Buyer, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure to exercise, and no delay in exercising, on the part of Buyer, or any of its Affiliates, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.
5.Miscellaneous.
(a)Entire Agreement. This Agreement, together with the Merger Agreement (and any documents referenced therein) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior understandings of the Parties.
(b)Notices. All notices and other communications required or permitted under this Agreement must be in writing and shall be deemed to have been duly given and delivered (a) when delivered in person, (b) when sent by facsimile or electronic mail transmission (with confirmation of transmission), (c) one Business Day after having been dispatched by a nationally recognized overnight courier service or (d) upon tender by the U.S. Post Office after being sent by registered or certified mail, return receipt requested, postage prepaid, to the appropriate Party. Such communication must be sent to the respective Parties at the following addresses or facsimile numbers:
If to Covenantor:

Donn S. Lux
*******
*******
Telephone: **********
E-mail: ********
with a copy to (which shall not constitute notice):

    Bryan Cave Leighton Paisner LLP
    211 N. Broadway, Suite 3600
    St. Louis, MO 63130
    Attention:     Stephanie M. Hosler
            Michael A. Schwartz
    Email:         smhosler@bclplaw.com
            michael.schwartz@bclplaw.com

If to Buyer:

MGP Ingredients, Inc.
100 Commercial Street, P.O. Box 130
Atchison, KS 66002
Attention: General Counsel
Email: Legal@mgpingredients.com

with a copy to (which shall not constitute notice):

Patrick Respeliers
1201 Walnut, Suite 2900
Kansas City, MO 64106
Attention: Patrick Respeliers
Email: patrick.respeliers@stinson.com
Facsimile No.: (816)-412-8174

Any Party may change its address, electronic mail address for the purposes of this Section 5(b) by giving notice to the other Party.
(c)Binding Effect; Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by either Party without the prior written consent of the other Party; provided, however, that Buyer may assign this Agreement and any or all rights or obligations hereunder to (i) any wholly-owned subsidiary of Buyer; provided that such assignment shall not relieve Buyer of its obligations hereunder, or (ii) any Person or Persons to which Buyer or any of its Affiliates sells, transfers or assigns or all or any portion of the Equity Interests or substantially all of the assets of the Business; provided that in each case the assignee agrees to be bound by the terms of this Agreement and Buyer shall continue to be liable for its obligations hereunder. Upon any such permitted assignment, the references in this Agreement to Buyer shall also apply to any such assignees unless the context otherwise requires.
(d)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures transmitted by facsimile, electronic mail in portable document format (.pdf) or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall be deemed originals for purposes of this Agreement.
(e)Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement, including all claims (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the domestic Laws of the State of Kansas without giving effect to any choice or conflict of law provision or rule (whether of the State of Kansas or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than the State of Kansas.
(f)Jurisdiction and Venue; Prevailing Parties. Any Action relating to, arising out of, or based upon this Agreement including, without limitation, any breach hereof (each, a “Proceeding”), shall be brought or otherwise commenced in the state courts of the State of Kansas located in Johnson County, Kansas (and if jurisdiction in the applicable Kansas court shall be unavailable, the federal courts of the U.S. sitting in Kansas), and each Party irrevocably and unconditionally, for itself and its property, hereby submits to the exclusive jurisdiction of such court in connection with any such Proceeding. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (a) any objection which it may now or hereafter have to the laying of venue of any such Proceeding in such court and (b) the defense that any Proceeding brought in such court has been brought in an inconvenient forum. Service of process, summons, notice, or other document by mail to such Party’s address set forth herein shall be effective service of process in any such Proceeding brought under this Section.
(g)Waiver of Jury Trial. EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY

OR OTHERWISE. EACH OF THE PARTIES HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY HEREBY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER.
(h)Enforceability. Covenantor acknowledges that the restrictive covenants and other provisions contained in this Agreement are reasonably necessary to protect the value of the goodwill of the Company Group Members being sold to Buyer and that the provisions herein are a material and ancillary part of the consummation of the transactions contemplated in the Merger Agreement. Covenantor agrees that the geographic scope of the covenant not to compete is reasonable because the Company Group Members have conducted the Business in all of the Restricted Territory. If any of the covenants contained in this Agreement are determined by any court of competent jurisdiction to be unenforceable for any reason whatsoever, then such covenant will not be deemed void, and the Parties agree that the scope of such covenant may be modified by the court and that such covenant will be deemed amended in accordance with such modification, it being specifically agreed by the Parties that it is their continuing desire for each covenant contained in this Agreement to be enforced to the full extent of its terms but that, if a court finds the scope of any such covenant unenforceable, the court should redefine the scope of such covenant so as to comply with applicable Law. The covenants contained in this Agreement and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the day and year first written above.

/s/ Donn S. Lux    ______
DONN S. LUX

MGP INGREDIENTS, INC.

By: /s/ David J. Colo
Name: David J. Colo
Title: President and Chief Executive Officer

[Signature Page to Non-Competition Agreement]

Schedule 1
Restricted Territory

Each and every state in the U.S., any other U.S. jurisdictions or territories
United Kingdom
European Union
Central America
South America
Armenia
Australia
Bahrain
Brazil
Canada
China
Dominican Republic
Gibraltar
Honduras
Israel
Japan
Jordan
Korea
Lebanon
Mexico
New Zealand
Norway
Panama
Puerto Rico
Russia
Singapore
Taiwan
Turkey
Ukraine
Virgin Islands